Exhibit-7(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this pre-effective amendment No. 2 to the Registration Statement on Form S-6 of our report dated February 8, 1995, relating to the financial statements of The Guardian Insurance & Annuity Company, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



s/  Price Waterhouse LLP
PRICE WATERHOUSE LLP
New York, New York
August 24, 1995